UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2023

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza 180 N. Stetson Avenue, Suite 4600
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2023, Ryan Specialty Holdings, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal 1 - Election of Directors

The following nominees were elected to the Company’s board of directors (the “Board”) to hold office for terms to expire upon the annual stockholders’ meeting to be held in 2026 or until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes cast at the Annual Meeting were as follows:

Nominee	For	Withheld	Broker Non-Votes
David P. Bolger	1,281,146,216	1,063,832	12,974,588
Nicholas D. Cortezi	1,280,277,625	1,935,649	12,971,362
Robert Le Blanc	1,245,876,800	36,333,248	12,974,588

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved based upon the following votes:

For	Against	Abstain
1,294,975,577	154,040	55,019

Proposal 3-Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,275,706,906	6,367,413	148,630	12,961,687

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date:	May 5, 2023	By:	/s/ Mark S. Katz
Mark S. Katz Executive Vice President, General Counsel and Corporate Secretary